Exhibit 99.1

Popular, Inc. Announces Fourth Quarter 2020 Financial Results

•	Net income of $176.3 million in Q4 2020, compared to net income of $168.4 million in Q3 2020.

•	Net income of $506.6 million for the year 2020, compared to net income of $671.1 million for the year 2019.

•	Net interest margin of 3.04% in Q4 2020, compared to 3.06% in Q3 2020; net interest margin on a taxable equivalent basis of 3.35% in Q4 2020, compared to 3.37% in Q3 2020.

•	Credit Quality:

•	Non-performing loans held-in-portfolio (“NPLs”) increased by $3.4 million from Q3 2020; NPLs to loans ratio remained flat at 2.5% vs. Q3 2020;

•	Net charge-offs (“NCOs”) increased by $25.2 million from Q3 2020; NCOs at 0.58% of average loans held-in-portfolio vs. 0.24% in Q3 2020;

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 3.05% vs. 3.15% in Q3 2020; and

•	ACL to NPLs at 121.5% vs. 126.1% in Q3 2020.

•	Common Equity Tier 1 ratio of 16.26%, Common Equity per Share of $71.30 and Tangible Book Value per Share of $63.07 at December 31, 2020.

SAN JUAN, Puerto Rico — (BUSINESS WIRE) — Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $176.3 million for the quarter ended December 31, 2020, compared to net income of $168.4 million for the quarter ended September 30, 2020.

Ignacio Alvarez, President and Chief Executive Officer, said: “2020 was a challenging year, beginning with a series of devastating earthquakes in Southwest Puerto Rico and followed by the unprecedented global pandemic that significantly impacted our lives and economic activity. Notwithstanding these challenges, we were able to generate $507 million in net income, even after recognizing $293 million in provision for credit losses, largely driven by the impact of the pandemic. These results reflect the strength of our franchise and diversified sources of revenue.

We closed 2020 on a high note, generating net income of $176 million in the fourth quarter, one of our best quarters ever, mainly due to higher net interest income and control of expenses. We ended the year with robust levels of capital and liquidity which will allow us to continue to serve our clients and return capital to shareholders.

I am extremely proud of what we have been able to accomplish in this difficult environment. I am especially proud of our employees for their commitment to serve our customers, whether working on the front lines or adapting quickly to working from home. We are blessed to be part of a team of dedicated colleagues who have met these challenges with courage and resilience. As we continue to witness advances in the medical field, we look forward to 2021 with a renewed sense of commitment and optimism.”

Significant Events

Financial Highlights

For the fourth quarter of 2020, the Corporation recorded net income of $176.3 million, compared to a net income of $168.4 million for the previous quarter. The Corporation continues to monitor and be attentive to the impact of the COVID-19 pandemic, on the markets in which it operates and on our financial results.

Net interest income for the quarter increased by $10.6 million, although net interest margin declined by 2 basis points to 3.04% due to an increase in lower yielding assets. The net interest margin continues to reflect the increase in investments in overnight Fed Funds, U.S. Treasury and U.S. Agency debt securities as well as an average balance of $1.4 billion loans issued pursuant to the U.S. Small Business Administration’s (“SBA”) Payment Protection Program (“PPP”), which are all lower yielding assets.

Coronavirus (COVID-19) Pandemic

The disruptions related to the COVID-19 pandemic continue to have an impact on the macroeconomic environment and therefore on the financial results of the Corporation. Although certain measures initially imposed in response to the pandemic by the governments of Puerto Rico, the United States and United States Virgin Islands, including lockdowns, business closures, mandatory curfews and limits to public activities, were thereafter gradually relaxed throughout 2020 to allow for the gradual reopening of the economy, certain restrictions remained in place or were reinstated during the fourth quarter of 2020 which resulted in many businesses not being able to operate at their full capacity. The Corporation’s results for the third and fourth quarters of 2020 reflect the benefit of increased economic activity resulting from such reopening and the related improvement in the macroeconomic environment, as well as the impact of the various government stimulus programs launched in response to the pandemic.

As previously disclosed, beginning in March 2020, the Corporation implemented several financial relief programs in response to the pandemic, including loan payment moratoriums, suspensions of foreclosures and other collection activity, as well as waivers of certain fees and service charges. During the third quarter of 2020, the Corporation reinstated the imposition of the fees it elected to waive in connection with such financial relief programs and resumed delinquent loan collection efforts. During 2020, the Corporation had granted loan payment moratoriums to 127,117 eligible retail customers with an aggregate book value of $4.4 billion, and to 5,099 eligible commercial clients with an aggregate book value of $3.9 billion as detailed below. These include loan payment moratoriums of government guaranteed loans that qualified for disaster relief programs as well as other available alternatives. While COVID-19-related moratoriums were offered beginning in March of 2020, certain clients benefitted from loan payment moratoriums offered by the Corporation since mid-January 2020 as a result of seismic activity in the Southern region of the island in January 2020. At December 31, 2020, 127,857 loans with an aggregate book value of $7.8 billion had already completed their payment moratorium period, while 4,359 loans with an aggregate book value of $0.5 billion remained under the moratorium. As of quarter-end, 97% of COVID-19 payment deferrals had expired. After excluding government guaranteed loans, 94% of remaining loans were current on their payments as of December 31, 2020. Loans considered current exclude those loans for which the COVID-19 related modification has expired but have subsequently been subject to other loss mitigation alternatives. The following table presents the moratoriums granted by loan portfolio.

Loan portfolio affected by COVID-19-related moratoriums	Total Moratoriums Granted			Active Moratoriums
	Loan count	Book Value (In thousands)	Percentage by portfolio	Loan count	Book Value (In thousands)	Percentage by portfolio
Mortgage	24,378	$2,862,684	36.3%	4,248	$442,329	5.6%
Auto loans	48,819	790,798	25.2%	—	—	—%
Lease financing	10,803	365,198	30.5%	—	—	—%
Credit cards	19,615	96,045	10.4%	—	—	—%
Other consumer loans	23,502	307,746	18.1%	91	1,077	0.1%
Commercial	5,099	3,880,818	26.7%	20	61,634	0.4%

Total	132,216	$8,303,289	28.3%	4,359	$505,040	1.7%

The delinquency status of loans subject to the Corporation’s payment moratorium programs remains unaltered during the payment deferral period and the Corporation continues to accrue interest income during such term.

The extent to which the pandemic further impacts our business, results of operations and financial condition (including our regulatory capital, liquidity ratios and realizability of deferred tax assets), as well as the operations of our clients, customers, service providers and suppliers, will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic, the speed and strength of economic recovery and actions taken by governmental authorities and other third parties in response thereto.

Popular Bank’s New York Branches Realignment

As previously disclosed, on October 27, 2020, Popular Bank (“PB”), the United States mainland banking subsidiary of the Corporation, authorized and approved a strategic realignment of its New York Metro branch network that will result in eleven (11) branch closures and related staffing reductions. The branch closures are expected to be completed by January 29, 2021.

This strategic realignment, which will allow PB to reduce its operating expenses, leverage resources to enhance its focus on small and medium size businesses, as well as support changing customer behaviors, was approved after an assessment of PB’s current branch network, including its usage, proximity to its other branches and customer needs. PB will maintain in its New York Metro region its largest regional retail network in the mainland US, with twenty-seven (27) branches located throughout Brooklyn, Bronx, Manhattan and Queens, as well as in northern New Jersey.

During the fourth quarter of 2020, the Corporation recorded a total pre-tax charge of approximately $23.2 million related to the branch realignment. This aggregate pre-tax charge included approximately $2.1 million associated with severance and related benefit costs for the 83 impacted employees and charges of approximately $21.1 million related to the abandonment of real property leases, including the impairment of right-of-use assets. The Corporation expects to incur an additional $2.0 million in expenses during 2021 related to this initiative and anticipates annual operating expense savings of approximately $12.3 million as a result of this strategic realignment.

Earnings Highlights

(Unaudited)	Quarters ended			Years ended
(Dollars in thousands, except per share information)	31-Dec-20	30-Sep-20	31-Dec-19	31-Dec-20	31-Dec-19
Net interest income	$471,616	$461,021	$467,424	$1,856,613	$1,891,694
Provision for credit losses	21,218	19,138	47,224	292,536	165,779

Net interest income after provision for credit losses	450,398	441,883	420,200	1,564,077	1,725,915
Other non-interest income	144,847	128,767	152,415	512,312	569,883
Operating expenses	375,924	361,066	390,572	1,457,829	1,477,482

Income before income tax	219,321	209,584	182,043	618,560	818,316
Income tax expense	43,045	41,168	15,258	111,938	147,181

Net income	$176,276	$168,416	$166,785	$506,622	$671,135

Net income applicable to common stock	$175,923	$168,064	$165,854	$504,864	$667,412

Net income per common share - basic	$2.10	$2.01	$1.72	$5.88	$6.89
Net income per common share - diluted	$2.10	$2.00	$1.72	$5.87	$6.88

Net interest income on a taxable equivalent basis – Non-GAAP financial measure

Net interest income for the quarter ended December 31, 2020 was $471.6 million compared to $461.0 million in the previous quarter, an increase of $10.6 million. Net interest income, on a taxable equivalent basis, for the fourth quarter of 2020 was $520.7 million, an increase of $13.8 million when compared to $506.9 million in the third quarter of 2020.

The net interest margin decreased 2 basis points to 3.04% in the fourth quarter of 2020, compared to 3.06% in the previous quarter. The reduction in the margin reflects an increase in the investments in overnight Fed Funds and in U.S Treasury and U.S. Agency debt securities, partially offset by the decrease in deposit costs. On a taxable equivalent basis, the net interest margin was 3.35 % compared to 3.37% in the third quarter of 2020, a decrease of 2 basis points. The main variances in net interest income on a taxable equivalent basis were:

•

Higher income from money market, trading and investment securities by $9.7 million as maturities from short-term U.S. Treasury securities were reinvested in higher yielding mortgage-backed securities. Investment securities also reflected an increase of $1.2 billion in average volume resulting from the increase in average deposits of $1.7 billion. The change in the composition of the investment portfolio resulted in a higher yield of 7 basis points;

•	interest income from loans remained flat quarter over quarter but reflected the variances in the respective portfolios, as follows:

•

The repurchase of $808 million in mortgage loans at the end of the third quarter of 2020 was the main driver of the increase in mortgage loan interest income of $2.8 million and of the decrease of 38 basis points in the portfolio yield, as the yield on these loans is approximately 3.53%;

•	consumer loans, including credit cards decreased $116 million in average or $3.6 million in interest income; and

•

the combined balance of auto and lease financing increased $172 million but resulted in a lower yield driven by a lower discount amortization of the portfolio acquired from Wells Fargo in 2018 and a higher amortization of deferred loan origination fees.

The above changes in portfolio composition resulted in a reduction of the total loan yield of 16 basis points when compared to the previous quarter. The Corporation recognized income of $11.5 million related to loans issued under the SBA PPP program, compared to $10.3 million in the previous quarter. These loans carry a yield of approximately 3.23%, including the amortization of fees received under the program, that at December 31, 2020 had $33.1 million in unamortized balance; and

•	lower interest expense on deposits by $4.2 million, or 4 basis points, due to lower interest cost, mainly at PB.

Net interest income for the Banco Popular de Puerto Rico (“BPPR”) segment amounted to $402.1 million for the quarter ended December 31, 2020, compared to $394.7 million in the previous quarter. Net interest margin for the fourth quarter of 2020 was 3.07%, a decrease of 6 basis points when compared to 3.13% for the previous quarter. As discussed above, the net interest margin was impacted by higher average balances of Fed Funds and other investment securities, which carry a low yield. The cost of interest-bearing deposits for the quarter was 0.22%, compared to 0.24% for the previous quarter. Total cost of deposits for the quarter was 0.17%, compared to 0.18% reported in the third quarter of 2020.

Net interest income for PB was $79.6 million for the quarter ended December 31, 2020, compared to $76.5 million during the previous quarter. The increase of $3.1 million in net interest income was primarily due to lower deposit costs. Net interest margin for the quarter was 3.35%, an increase of 17 basis points when compared to 3.18% reported in the third quarter of 2020, mainly due to a decrease in deposit costs. The cost of interest-bearing deposits was 0.79%, compared to 0.98% in the previous quarter. Total cost of deposits for the quarter, including demand deposits, was 0.65%, compared to 0.81% reported in the third quarter of 2020.

Non-interest income

Non-interest income increased by $16.1 million to $144.9 million for the quarter ended December 31, 2020, compared to $128.8 million for the quarter ended September 30, 2020. The increase in non-interest income was primarily driven by:

•	higher service charges on deposit accounts by $2.3 million, mainly in the BPPR segment, due to higher non-sufficient funds and ACH return fees;

•

higher other service fees by $1.3 million, principally at the BPPR segment, due to higher credit card fees by $0.9 million, mainly in interchange income resulting from higher transactional volumes, and higher trust fees by $0.6 million;

•

higher income from mortgage banking activities by $19.3 million mainly due to the impact during the third quarter of 2020 of the bulk loan repurchase completed by BPPR from its GNMA, FNMA and FHLMC servicing portfolio which resulted in a $8.8 million negative fair value adjustment to its mortgage servicing rights (“MSRs”), a $10.5 million loss in interest advances related to GNMA loans, offset by $3.4 million in fees recognized in connection with the bulk loan repurchase; and

•

a favorable variance in net gain (loss) on sale of loans, including valuation adjustments, of $2.5 million mainly due to a $2.0 million negative adjustment recognized during the third quarter of 2020 on the held-for-sale taxi medallion portfolio at PB;

partially offset by:

•	a decrease in net gain, including impairment, on equity securities of $3.7 million mainly related to a $4.1 million gain on sale of certain equity securities at PB during the third quarter of 2020;

•

an unfavorable variance in adjustments to indemnity reserves on previously sold loans of $2.0 million in part due to a recourse reserve release of $5.1 million related to the bulk loan repurchase from FNMA and FHLMC during the third quarter of 2020; and

•	lower other operating income by $3.8 million mainly due to lower net earnings from the combined portfolio of investments under the equity method by $4.2 million.

Refer to Table B for further details.

Operating expenses

Operating expenses for the fourth quarter of 2020 totaled $375.9 million, an increase of $14.9 million from the third quarter of 2020. The quarter reflected $23.2 million in expenses related to PB’s branch optimization initiative. Additionally, during the quarter the Corporation reclassified $10.0 million of the provision expense for unfunded loan commitments to the provision for credit losses caption. Excluding these two items, the net increase would have been $1.7 million. The increase in operating expenses was driven primarily by:

•

Higher personnel cost by $6.3 million due to $2.1 million in severance expense related to PB’s branch initiative, higher pension and postretirement expense by $1.8 million related mainly to higher retirement savings plan expense due to an additional by-weekly payroll, and seasonal compensation in BPPR and higher incentive compensation accrual of $2.5 million;

•

higher net occupancy expense by $16.9 million due to $19.0 million in costs related to the termination of real property leases associated with PB’s New York branch optimization initiative, including the impairment of the right-of-use assets;

•	higher professional fees by $7.6 million mainly due to higher advisory expenses by $5.0 million related to corporate initiatives and higher processing and technology services by $1.6 million; and

•	higher business promotion expenses by $1.8 million due to higher seasonal advertising expense by $2.2 million.

Partially offset by:

•	Lower other real estate owned expenses by $2.4 million due to higher gain on sale of foreclosed mortgage properties; and

•

lower other operating expenses by $15.6 million mainly due to the reclassification of $10.0 million in provision for unfunded commitments from the other expenses line to the provision for credit losses caption. Additionally, operational losses were lower by $3.8 million due to lower legal reserves partially offset by $2.1 million in impairment losses on leasehold improvements associated with PB’s New York branch optimization initiative.

Full-time equivalent employees were 8,522 as of December 31, 2020, compared to 8,514 as of September 30, 2020.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended December 31, 2020, the Corporation recorded an income tax expense of $43.0 million, compared to $41.2 million for the previous quarter. The increase in income tax expense was mainly attributable to higher income before tax during the fourth quarter of 2020. The effective tax rate (“ETR”) for the fourth quarter of 2020 was of 20%, flat when compared to the previous quarter. The ETR of the Corporation is impacted by the composition and source of its taxable income.

Credit Quality

Overall, the Corporation’s credit quality remained stable during the fourth quarter of 2020. The financial relief granted to eligible borrowers in response to the COVID-19 pandemic, comprised mainly of payment deferrals of up to six months, largely ended during the third quarter of 2020. Management continues to closely follow macroeconomic conditions and although the outlook indicates improvements, the full effects of the pandemic and the pace of the recovery remains uncertain. The improvement over the last few years in the risk profile of the Corporation’s loan portfolios positions Popular to operate successfully under the ongoing challenging environment. We will continue to carefully monitor the exposure of the portfolios to the COVID-19 pandemic related risks, changes in the economic outlook of the regions in which Popular operates and how delinquencies and NCOs evolve.

The following presents credit quality results for the fourth quarter of 2020:

•

At December 31, 2020, total non-performing loans held-in-portfolio increased by $3.4 million from September 30, 2020. BPPR’s NPLs increased by $6.7 million, driven by higher mortgage NPLs by $44.3 million, in part offset by a decrease of $37.9 million in the commercial NPLs. The increase in mortgage NPLs is due to the delinquency progression after the expiration of the payment moratorium. Excluding the increase of $133 million in NPLs related to the adoption of CECL related to purchase credit deteriorated loans, NPLs have decreased by $2.6 million from December 31, 2019, before the impact of the COVID-19 pandemic. Excluding government guaranteed loans, 94% of the COVID-19 residential loans deferrals remain current. The decrease in commercial NPLs was mostly related to impairment charge-offs from previously reserved collateral dependent loans. PB’s NPLs decreased by $3.3 million due to a previously reserved construction loan that was partially charged-off during the quarter. At December 31, 2020, the ratio of NPLs to total loans held-in-portfolio remained flat at 2.5% when compared to the third quarter of 2020.

•

Inflows of NPLs held-in-portfolio, excluding consumer loans, increased by $1.7 million quarter-over-quarter. In BPPR, total inflows increased by $18.6 million driven by a mortgage inflow increase of $48.9 million, due to delinquency progression at the expiration of the moratorium period. The NPL inflows at PB decreased by $16.9 million mostly due to lower commercial inflows by $12.4 million.

•

NCOs increased by $25.2 million from the third quarter of 2020. BPPR ‘s NCOs increased by $27.4 million, primarily driven by higher commercial NCOs by $19.1 million, mostly related to previously reserved commercial loans. Consumer and mortgage loan NCOs increased by $4.8 million and $2.6 million, respectively, during the fourth quarter of 2020. This quarter, the Corporation’s ratio of annualized net charge-offs to average loans held-in-portfolio was 0.58%, compared to 0.24% in the third quarter of 2020. Refer to Table M for further information on net charge-offs and related ratios.

•

At December 31, 2020, the allowance for credit losses (“ACL”) reflected a decrease of $29.6 million from the third quarter of 2020 to $896.3 million. The ACL incorporates an updated economic outlook based on Moody’s Analytics forecasts for the United States and Puerto Rico. The updated economic outlook is more favorable than previous forecasts. This improvement prompted decreases in reserve levels that were partially offset with qualitative reserves aimed at addressing specific risks. Higher net charge-offs during the quarter also contributed to the reduction in ACL. The allowance for the BPPR and PB segments each decreased by $14.8 million, mostly concentrated in the consumer portfolios influenced by the improvements in the macroeconomic scenarios and lower volumes. The ratio of the allowance for credit losses to loans held-in-portfolio was 3.05% in the fourth quarter of 2020, compared to 3.15% in the previous quarter. The ratio of the allowance for credit losses to NPLs held-in-portfolio stood at 121.5%, compared to 126.1% in the previous quarter.

•

Given that any one economic outlook is inherently uncertain, the Corporation leverages multiple scenarios to estimate its ACL. The ACL is estimated by weighting the outputs of Moody’s Analytics’ S1 (optimistic), Baseline, and S3 (pessimistic) scenarios. Among the three scenarios used to estimate the ACL, the Baseline is assigned the highest probability, followed by the S3 scenario given the uncertainties in the economic outlook and downside risk. The current baseline scenario shows improvement in both 2021 GDP growth and unemployment when compared to previous estimates. The 2021 forecasted GDP growth is now 4.1% for U.S. and mid 2% for PR, with higher growth in 2022. This compares favorably with the previous 2021 forecast of 3.5% for U.S. and 2.1% for PR. The US and PR forecasted unemployment rate average for 2021 is now closer to 7% and 8%, respectively. This is an improvement over the previous estimates of 8.4% for the U.S. and 11.3% for PR.

•

The provision for credit losses for the loans portfolios for the fourth quarter of 2020 decreased by $8.7 million from the prior quarter, mostly due to the improvements in the macroeconomic scenarios. The provision for the BPPR segment increased by $17.1 million, due to higher NCOs during the quarter, while the provision for the PB segment decreased by $25.7 million. The provision to net charge-offs ratio was 25.6% in the fourth quarter of 2020, compared to 115.4% in the previous quarter.

•

During the quarter the Corporation reclassified $10.0 million of the expense for unfunded loan commitments from other operating expenses to the provision for credit loss caption. During the fourth quarter of 2020, we also recognized an additional expense of $2.6 million related to the unfunded loan commitments reserve, compared to $6.6 million during the previous quarter. Additionally, during the fourth quarter of 2020 we recorded a reduction to the reserve for credit losses in our investment portfolio of $2.2 million, compared to $0.3 million in the third quarter of 2020. The provision for unfunded loan commitments, provision for credit losses on our loan and lease portfolios and provision for credit losses on our investment portfolio are aggregated and presented in the provision for credit losses caption in our Statement of Operations.

Non-Performing Assets

(Unaudited)
(In thousands)	31-Dec-20	30-Sep-20	31-Dec-19
Total non-performing loans held-in-portfolio	$737,774	$734,368	$527,841
Non-performing loans held-for-sale	2,738	4,070	—
Other real estate owned (“OREO”)	83,146	100,592	122,072

Total non-performing assets	$823,658	$839,030	$649,913

Net charge-offs for the quarter	$42,078	$16,859	$81,881

Ratios:
Loans held-in-portfolio	$29,385,196	$29,392,510	$27,406,873
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.51%	2.50%	1.93%
Allowance for credit losses to loans held-in-portfolio	3.05	3.15	1.74
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	121.48	126.07	90.50

Refer to Table K for additional information.

Provision for Credit Losses - Loan Portfolios

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-20	30-Sep-20	31-Dec-19	31-Dec-20	31-Dec-19
Provision for credit losses - loan portfolios:
BPPR	$24,756	$7,682	$40,843	$205,865	$135,751
Popular U.S.	(13,971)	11,770	6,381	76,471	30,028

Total provision for credit losses - loan portfolios	$10,785	$19,452	$47,224	$282,336	$165,779

Credit Quality by Segment

(Unaudited)

(In thousands)	Quarters ended
BPPR	31-Dec-20	30-Sep-20	31-Dec-19
Provision for credit losses - loan portfolios	$24,756	$7,682	$40,843
Net charge-offs	41,217	13,769	58,962
Total non-performing loans held-in-portfolio	700,377	693,676	499,200
Allowance / loans held-in-portfolio	3.43%	3.48%	2.14%

	Quarters ended
Popular U.S.	31-Dec-20	30-Sep-20	31-Dec-19
Provision for credit losses - loan portfolios	$(13,971)	$11,770	$6,381
Net charge-offs	861	3,090	22,919
Total non-performing loans held-in-portfolio	37,397	40,692	28,641
Allowance / loans held-in-portfolio	2.00%	2.22%	0.62%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Dec-20	30-Sep-20	31-Dec-19
Cash and money market investments	$12,131,945	$12,425,126	$3,650,597
Investment securities	21,864,184	21,478,048	17,946,343
Loans	29,385,196	29,392,510	27,406,873
Total assets	65,926,000	65,910,369	52,115,324
Deposits	56,866,340	56,021,983	43,758,606
Borrowings	1,346,284	1,407,424	1,294,986
Total liabilities	59,897,313	59,998,284	46,098,545
Stockholders’ equity	6,028,687	5,912,085	6,016,779

Total assets increased by $15.6 million from the third quarter of 2020, driven by:

•

an increase of $383.3 million in debt securities available-for-sale mainly due to purchases of U.S. agency mortgage-backed securities, partially offset by maturities and paydowns of U.S. Treasury securities;

partially offset by:

•	a decrease of $293.2 million in cash and money market investments, mainly due to purchases of debt-securities available-for-sale; and

•	a decrease of $79.7 million in other assets.

Total liabilities decreased by $101.0 million from the third quarter of 2020, mainly due to:

•

a decrease of $884.2 million in other liabilities mainly due to a decrease of $764.2 million in unsettled purchases of debt securities and a reduction in the liability for GNMA loans sold with a repurchase option of $104.2 million; and

•	a decrease in other short-term borrowings by $100.0 million due to maturities of FHLB advances at PB;

partially offset by:

•

an increase of $844.4 million in deposits, of which $494 million are related to Puerto Rico public sector deposits and $534 million are related to retail and commercial demand and savings accounts at BPPR.

Stockholders’ equity increased by approximately $116.6 million from the third quarter of 2020, principally due to net income for the quarter of $176.3 million, partially offset by declared dividends of $33.7 million on common stock, $0.4 million in dividends on preferred stock and lower unrealized gains on debt securities available-for-sale by $22.9 million.

Common equity tier-1 ratio (“CET1”), common equity per share and tangible book value per share were 16.26%, $71.30 and $63.07, respectively, at December 31, 2020, compared to 15.93%, $69.94 and $61.69 at September 30, 2020. Refer to Table A for capital ratios.

Refer to Table C for the Statements of Financial Condition.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings (including as a result of any participation in and execution of government programs related to the COVID-19 pandemic), new accounting standards on the Corporation’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic, actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on Popular, our customers, service providers and third parties. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, and in our Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today Thursday, January 28, 2021 at 10:00 a.m. Eastern Time. The call will be open to the public and broadcasted live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through the dial-in telephone number 1-866-235-1201 or 1-412-902-4127. There is no charge to access the call.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Sunday, February 28, 2021. The replay dial-in is: 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10150838.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Loan Delinquency - PUERTO RICO OPERATIONS

Table I - Loan Delinquency - POPULAR U.S. OPERATIONS

Table J - Loan Delinquency - CONSOLIDATED

Table K - Non-Performing Assets

Table L - Activity in Non-Performing Loans

Table M - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table N - Allowance for Credit Losses - Loan Portfolios - CONSOLIDATED

Table O - Allowance for Credit Losses - Loan Portfolios - PUERTO RICO OPERATIONS

Table P - Allowance for Credit Losses - Loan Portfolios - POPULAR U.S. OPERATIONS

Table Q - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Years ended
	31-Dec-20	30-Sep-20	31-Dec-19	31-Dec-20	31-Dec-19
Basic EPS	$2.10	$2.01	$1.72	$5.88	$6.89
Diluted EPS	$2.10	$2.00	$1.72	$5.87	$6.88
Average common shares outstanding	83,841,343	83,809,272	96,183,126	85,882,371	96,848,835
Average common shares outstanding - assuming dilution	83,940,412	83,836,151	96,330,785	85,975,259	96,997,800
Common shares outstanding at end of period	84,244,235	84,219,464	95,589,629	84,244,235	95,589,629
Market value per common share	$56.32	$36.27	$58.75	$56.32	$58.75
Market capitalization - (In millions)	$4,745	$3,055	$5,616	$4,745	$5,616
Return on average assets	1.08%	1.06%	1.27%	0.85%	1.33%
Return on average common equity	12.68%	12.46%	11.27%	9.36%	11.78%
Net interest margin (non-taxable equivalent basis)	3.04%	3.06%	3.83%	3.29%	4.03%
Net interest margin (taxable equivalent basis) -non-GAAP	3.35%	3.37%	4.20%	3.62%	4.43%
Common equity per share	$71.30	$69.94	$62.42	$71.30	$62.42
Tangible common book value per common share (non-GAAP) [1]	$63.07	$61.69	$55.10	$63.07	$55.10
Tangible common equity to tangible assets (non-GAAP) [1]	8.14%	7.97%	10.24%	8.14%	10.24%
Return on average tangible common equity [1]	14.50%	14.32%	12.79%	10.75%	13.43%
Tier 1 capital	16.33%	16.01%	17.76%	16.33%	17.76%
Total capital	18.81%	18.49%	20.31%	18.81%	20.31%
Tier 1 leverage	7.80%	7.80%	10.03%	7.80%	10.03%
Common Equity Tier 1 capital	16.26%	15.93%	17.76%	16.26%	17.76%

[1]	Refer to Table Q for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance	Years ended
			Q4 2020		Q4 2020
(In thousands, except per share information)	31-Dec-20	30-Sep-20	vs. Q3 2020	31-Dec-19	vs. Q4 2019	31-Dec-20	31-Dec-19
Interest income:
Loans	$430,988	$431,286	$(298)	$447,736	$(16,748)	$1,742,390	$1,802,968
Money market investments	2,933	2,773	160	18,950	(16,017)	19,721	89,823
Investment securities	85,502	79,142	6,360	93,183	(7,681)	329,440	368,002

Total interest income	519,423	513,201	6,222	559,869	(40,446)	2,091,551	2,260,793

Interest expense:
Deposits	33,420	37,554	(4,134)	76,823	(43,403)	175,855	304,858
Short-term borrowings	348	416	(68)	1,272	(924)	2,457	6,100
Long-term debt	14,039	14,210	(171)	14,350	(311)	56,626	58,141

Total interest expense	47,807	52,180	(4,373)	92,445	(44,638)	234,938	369,099

Net interest income	471,616	461,021	10,595	467,424	4,192	1,856,613	1,891,694
Provision for credit losses	21,218	19,138	2,080	47,224	(26,006)	292,536	165,779

Net interest income after provision for credit losses	450,398	441,883	8,515	420,200	30,198	1,564,077	1,725,915

Service charges on deposit accounts	39,152	36,849	2,303	41,656	(2,504)	147,823	160,933
Other service fees	71,156	69,879	1,277	75,559	(4,403)	257,892	285,206
Mortgage banking activities	9,730	(9,526)	19,256	13,448	(3,718)	10,401	32,093
Net gain (loss) on sale of debt securities	—	41	(41)	—	—	41	(20)
Net gain, including impairment, on equity securities	1,410	5,150	(3,740)	332	1,078	6,279	2,506
Net profit on trading account debt securities	440	20	420	17	423	1,033	994
Net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale	253	(2,198)	2,451	—	253	1,234	—
Adjustments (expense) to indemnity reserves on loans sold	2,160	4,183	(2,023)	1,321	839	390	(343)
Other operating income	20,546	24,369	(3,823)	20,082	464	87,219	88,514

Total non-interest income	144,847	128,767	16,080	152,415	(7,568)	512,312	569,883

Operating expenses:
Personnel costs
Salaries	92,063	91,891	172	91,161	902	370,179	351,788
Commissions, incentives and other bonuses	19,399	17,849	1,550	27,007	(7,608)	78,582	97,764
Pension, postretirement and medical insurance	12,454	10,639	1,815	11,281	1,173	44,123	41,804
Other personnel costs, including payroll taxes	18,351	15,562	2,789	28,878	(10,527)	71,321	99,269

Total personnel costs	142,267	135,941	6,326	158,327	(16,060)	564,205	590,625
Net occupancy expenses	42,793	25,907	16,886	24,908	17,885	119,345	96,339
Equipment expenses	22,395	24,088	(1,693)	21,591	804	88,932	84,215
Other taxes	13,532	13,918	(386)	13,386	146	54,454	51,653
Professional fees
Collections, appraisals and other credit related fees	2,948	2,862	86	3,704	(756)	12,588	16,300
Programming, processing and other technology services	66,483	64,876	1,607	63,029	3,454	253,565	247,332
Legal fees, excluding collections	2,734	2,707	27	2,527	207	10,611	12,877
Other professional fees	31,865	26,029	5,836	33,876	(2,011)	117,358	107,902

Total professional fees	104,030	96,474	7,556	103,136	894	394,122	384,411
Communications	6,274	5,694	580	5,765	509	23,496	23,450
Business promotion	16,466	14,664	1,802	23,214	(6,748)	57,608	75,372
FDIC deposit insurance	6,880	6,568	312	5,172	1,708	23,868	18,179
Other real estate owned (OREO) (income) expenses	(4,000)	(1,615)	(2,385)	569	(4,569)	(3,480)	4,298
Credit and debit card processing, volume, interchange and other expenses	13,209	11,744	1,465	10,486	2,723	45,108	38,059
Other operating expenses

Operational losses	4,992	8,837	(3,845)	2,916	2,076	26,331	21,414
All other	6,034	17,770	(11,736)	18,814	(12,780)	57,443	80,097

Total other operating expenses	11,026	26,607	(15,581)	21,730	(10,704)	83,774	101,511
Amortization of intangibles	1,052	1,076	(24)	2,288	(1,236)	6,397	9,370

Total operating expenses	375,924	361,066	14,858	390,572	(14,648)	1,457,829	1,477,482

Income before income tax	219,321	209,584	9,737	182,043	37,278	618,560	818,316
Income tax expense	43,045	41,168	1,877	15,258	27,787	111,938	147,181

Net income	$176,276	$168,416	$7,860	$166,785	$9,491	$506,622	$671,135

Net income applicable to common stock	$175,923	$168,064	$7,859	$165,854	$10,069	$504,864	$667,412

Net income per common share - basic	$2.10	$2.01	$0.09	$1.72	$0.38	$5.88	$6.89

Net income per common share - diluted	$2.10	$2.00	$0.10	$1.72	$0.38	$5.87	$6.88

Dividends Declared per Common Share	$0.40	$0.40	$—	$0.30	$0.10	$1.60	$1.20

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

(In thousands)	31-Dec-20	30-Sep-20	31-Dec-19	Variance Q4 2020 vs. Q3 2020
Assets:
Cash and due from banks	$491,065	$565,202	$388,311	$(74,137)
Money market investments	11,640,880	11,859,924	3,262,286	(219,044)
Trading account debt securities, at fair value	36,674	33,053	40,321	3,621
Debt securities available-for-sale, at fair value	21,561,152	21,177,839	17,648,473	383,313
Debt securities held-to-maturity, at amortized cost	92,621	93,163	97,662	(542)
Less: Allowance for credit losses	10,261	12,421	—	(2,160)

Total debt securities held-to-maturity, net	82,360	80,742	97,662	1,618

Equity securities	173,737	173,993	159,887	(256)
Loans held-for-sale, at lower of cost or fair value	99,455	102,760	59,203	(3,305)
Loans held-in-portfolio	29,588,430	29,586,348	27,587,856	2,082
Less: Unearned income	203,234	193,838	180,983	9,396
Allowance for credit losses	896,250	925,850	477,708	(29,600)

Total loans held-in-portfolio, net	28,488,946	28,466,660	26,929,165	22,286

Premises and equipment, net	510,241	510,473	556,650	(232)
Other real estate	83,146	100,592	122,072	(17,446)
Accrued income receivable	209,320	204,233	180,871	5,087
Mortgage servicing rights, at fair value	118,395	123,552	150,906	(5,157)
Other assets	1,737,041	1,816,706	1,819,615	(79,665)
Goodwill	671,122	671,122	671,122	—
Other intangible assets	22,466	23,518	28,780	(1,052)

Total assets	$65,926,000	$65,910,369	$52,115,324	$15,631

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$13,128,699	$13,546,432	$9,160,173	$(417,733)
Interest bearing	43,737,641	42,475,551	34,598,433	1,262,090

Total deposits	56,866,340	56,021,983	43,758,606	844,357

Assets sold under agreements to repurchase	121,303	106,028	193,378	15,275
Other short-term borrowings	—	100,000	—	(100,000)
Notes payable	1,224,981	1,201,396	1,101,608	23,585
Other liabilities	1,684,689	2,568,877	1,044,953	(884,188)

Total liabilities	59,897,313	59,998,284	46,098,545	(100,971)

Stockholders’ equity:
Preferred stock	22,143	22,143	50,160	—
Common stock	1,045	1,045	1,044	—
Surplus	4,571,534	4,521,689	4,447,412	49,845
Retained earnings	2,260,928	2,168,153	2,147,915	92,775
Treasury stock	(1,016,954)	(1,016,361)	(459,814)	(593)
Accumulated other comprehensive income (loss), net of tax	189,991	215,416	(169,938)	(25,425)

Total stockholders’ equity	6,028,687	5,912,085	6,016,779	116,602

Total liabilities and stockholders’ equity	$65,926,000	$65,910,369	$52,115,324	$15,631

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

(Unaudited)

	Quarters ended									Variance
	31-Dec-20			30-Sep-20			31-Dec-19			Q4 2020 vs. Q3 2020			Q4 2020 vs. Q4 2019
($ amounts in millions)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$32,554	$127.2	1.56%	$31,337	$117.5	1.49%	$21,465	$146.3	2.71%	$1,217	$9.7	0.07%	$11,089	($19.1)	(1.15)%

Loans:
Commercial	13,610	170.2	4.98	13,669	170.1	4.95	12,276	181.3	5.86	(59)	0.1	0.03	1,334	(11.1)	(0.88)
Construction	928	12.8	5.48	930	13.3	5.67	781	12.3	6.27	(2)	(0.5)	(0.19)	147	0.5	(0.79)
Mortgage	7,856	98.6	5.02	7,094	95.8	5.40	7,109	95.2	5.36	762	2.8	(0.38)	747	3.4	(0.34)
Consumer	2,606	73.1	11.16	2,722	76.7	11.21	2,942	86.2	11.62	(116)	(3.6)	(0.05)	(336)	(13.1)	(0.46)
Auto	3,130	68.8	8.74	3,006	68.6	9.08	2,935	68.7	9.28	124	0.2	(0.34)	195	0.1	(0.54)
Lease financing	1,170	17.8	6.07	1,122	17.1	6.08	1,038	15.7	6.06	48	0.7	(0.01)	132	2.1	0.01

Total loans	29,300	441.3	6.00	28,543	441.6	6.16	27,081	459.4	6.75	757	(0.3)	(0.16)	2,219	(18.1)	(0.75)

Total interest earning assets	$61,854	$568.5	3.66%	$59,880	$559.1	3.72%	$48,546	$605.7	4.96%	$1,974	$9.4	(0.06)%	$13,308	$(37.2)	(1.30)%

Allowance for credit losses - loan portfolio	(930)			(923)			(515)			(7)			(415)
Allowance for credit losses - investment securities	(12)			(13)			—			1			(12)
Other non-interest earning assets	4,054			4,176			3,943			(122)			111

Total average assets	$64,966			$63,120			$51,974			$1,846			$12,992

Liabilities and Stockholders’ Equity:
Interest bearing deposits:
NOW and money market	$21,829	$8.7	0.16%	$21,225	$9.1	0.17%	$16,312	$36.0	0.88%	$604	$(0.4)	(0.01)%	$5,517	$(27.3)	(0.72)%
Savings	13,890	7.5	0.22	13,103	8.3	0.25	10,830	13.3	0.49	787	(0.8)	(0.03)	3,060	(5.8)	(0.27)
Time deposits	7,656	17.2	0.89	7,810	20.2	1.03	7,749	27.5	1.41	(154)	(3.0)	(0.14)	(93)	(10.3)	(0.52)

Total interest-bearing deposits	43,375	33.4	0.31	42,138	37.6	0.35	34,891	76.8	0.87	1,237	(4.2)	(0.04)	8,484	(43.4)	(0.56)
Borrowings	1,354	14.4	4.26	1,358	14.6	4.31	1,345	15.6	4.65	(4)	(0.2)	(0.05)	9	(1.2)	(0.39)

Total interest-bearing liabilities	44,729	47.8	0.43	43,496	52.2	0.48	36,236	92.4	1.01	1,233	(4.4)	(0.05)	8,493	(44.6)	(0.58)

Net interest spread			3.23%			3.24%			3.95%			(0.01)%			(0.72)%

Non-interest bearing deposits	13,303			12,806			8,894			497			4,409
Other liabilities	1,393			1,435			957			(42)			436
Stockholders’ equity	5,541			5,383			5,887			158			(346)

Total average liabilities and stockholders’ equity	$64,966			$63,120			$51,974			$1,846			$12,992

Net interest income / margin on a taxable equivalent basis (Non-GAAP)		$520.7	3.35%		$506.9	3.37%		$513.3	4.20%		$13.8	(0.02)%		$7.4	(0.85)%
Taxable equivalent adjustment		49.1			45.8			45.9			3.3			3.2

Net interest income / margin non-taxable equivalent basis (GAAP)		$471.6	3.04%		$461.0	3.06%		$467.4	3.83%		$10.6	(0.02)%		$4.2	(0.79)%

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

(Unaudited)

	Years ended
	31-Dec-20			31-Dec-19			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$28,020	$491.9	1.76%	$20,139	$596.7	2.96%	$7,881	($104.8)	(1.20)%

Loans not covered under loss-sharing agreements with the FDIC:
Commercial	13,245	692.4	5.23	12,171	743.7	6.11	1,074	(51.3)	(0.88)
Construction	913	52.4	5.74	801	52.8	6.59	112	(0.4)	(0.85)
Mortgage	7,255	379.8	5.23	7,121	381.5	5.36	134	(1.7)	(0.13)
Consumer	2,839	322.0	11.34	2,885	340.8	11.81	(46)	(18.8)	(0.47)
Auto	3,021	271.2	8.97	2,839	272.2	9.59	182	(1.0)	(0.62)
Lease financing	1,112	67.2	6.05	989	59.9	6.06	123	7.3	(0.01)

Total loans	28,385	1,785.0	6.29	26,806	1,850.9	6.90	1,579	(65.9)	(0.61)

Total interest earning assets	$56,405	$2,276.9	4.04%	$46,945	$2,447.6	5.21%	$9,460	($170.7)	(1.17)%

Allowance for credit losses - loan portfolio	(897)			(544)			(353)
Allowance for credit losses - investment securities	(13)			—			(13)
Other non-interest earning assets	4,089			3,940			149

Total average assets	$59,584			$50,341			$9,243

Liabilities and Stockholders’ Equity:
Interest bearing deposits:
NOW and money market	$19,678	$54.7	0.28%	$15,326	$146.7	0.96%	$4,352	($92.0)	(0.68)%
Savings	12,399	37.8	0.30	10,249	45.5	0.44	2,150	(7.7)	(0.14)
Time deposits	7,971	83.4	1.05	7,770	112.7	1.45	201	(29.3)	(0.40)

Total interest-bearing deposits	40,048	175.9	0.44	33,345	304.9	0.91	6,703	(129.0)	(0.47)
Borrowings	1,344	59.1	4.40	1,425	64.2	4.51	(81)	(5.1)	(0.11)

Total interest-bearing liabilities	41,392	235.0	0.57	34,770	369.1	1.06	6,622	(134.1)	(0.49)

Net interest spread			3.47%			4.15%			(0.68)%

Non-interest bearing deposits	11,538			8,873			2,665
Other liabilities	1,234			984			250
Stockholders’ equity	5,420			5,714			(294)

Total average liabilities and stockholders’ equity	$59,584			$50,341			$9,243

Net interest income /margin on a taxable equivalent basis (Non-GAAP)		$2,041.9	3.62%		$2,078.5	4.43%		($36.6)	(0.81)%
Taxable equivalent adjustment		185.4			186.8			(1.4)

Net interest income / margin non-taxable equivalent basis (GAAP)		$1,856.6	3.29%		$1,891.7	4.03%		($35.1)	(0.74)%

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table F - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Years ended		Variance
(In thousands)	31-Dec-20	30-Sep-20	31-Dec-19	Q4 2020 vs.Q3 2020	Q4 2020 vs.Q4 2019	31-Dec-20	31-Dec-19	2020 vs. 2019
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$10,242	$12,966	$11,552	$(2,724)	$(1,310)	$43,234	$46,952	$(3,718)
Mortgage servicing rights fair value adjustments	(8,695)	(20,491)	(1,577)	11,796	(7,118)	(42,055)	(27,430)	(14,625)

Total mortgage servicing fees, net of fair value adjustments	1,547	(7,525)	9,975	9,072	(8,428)	1,179	19,522	(18,343)

Net gain on sale of loans, including valuation on loans held-for-sale	10,826	10,916	4,164	(90)	6,662	31,215	18,817	12,398

Trading account (loss) profit:
Unrealized gains (losses) on outstanding derivative positions	4	(4)	—	8	4	—	—	—
Realized losses on closed derivative positions	(2,195)	(1,958)	(691)	(237)	(1,504)	(10,586)	(6,246)	(4,340)

Total trading account loss	(2,191)	(1,962)	(691)	(229)	(1,500)	(10,586)	(6,246)	(4,340)

Losses on repurchased loans, including interest advances[1]	(452)	(10,955)	—	10,503	(452)	(11,407)	—	(11,407)

Total mortgage banking activities	$9,730	$(9,526)	$13,448	$19,256	$(3,718)	$10,401	$32,093	$(21,692)

[1]

The Corporation, from time to time, repurchases delinquent loans from its GNMA servicing portfolio, in compliance with Guarantor guidelines, and may incur in losses related to previously advanced interest on delinquent loans. During the quarter ended September 30, 2020 the Corporation repurchased $687.9 million of GNMA loans and recorded a loss of $10.5 million for previously advanced interest on delinquent loans. Effective for the quarter ended September 30, 2020, the Corporation has determined to present these losses as part of its Mortgage Banking Activities, which were previously presented within the indemnity reserves on loans sold component of non-interest income.

Other Service Fees

	Quarters ended			Variance		Years ended		Variance
(In thousands)	31-Dec-20	30-Sep-20	31-Dec-19	Q4 2020 vs.Q3 2020	Q4 2020 vs.Q4 2019	31-Dec-20	31-Dec-19	2020 vs. 2019
Other service fees:
Debit card fees	$11,210	$11,123	$12,219	$87	$(1,009)	$39,652	$47,142	$(7,490)
Insurance fees	13,803	13,941	17,574	(138)	(3,771)	52,014	62,226	(10,212)
Credit card fees	27,986	27,077	26,155	909	1,831	96,011	98,860	(2,849)
Sale and administration of investment products	5,488	5,094	6,367	394	(879)	21,755	23,072	(1,317)
Trust fees	5,499	4,886	5,263	613	236	21,191	20,694	497
Other fees	7,170	7,758	7,981	(588)	(811)	27,269	33,212	(5,943)

Total other service fees	$71,156	$69,879	$75,559	$1,277	$(4,403)	$257,892	$285,206	$(27,314)

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table G - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	31-Dec-20	30-Sep-20	31-Dec-19	Q4 2020 vs.Q3 2020	Q4 2020 vs.Q4 2019
Loans held-in-portfolio:
Commercial	$13,606,280	$13,611,374	$12,312,751	$(5,094)	$1,293,529
Construction	918,765	936,274	831,092	(17,509)	87,673
Legacy [1]	15,473	16,168	22,105	(695)	(6,632)
Lease financing	1,197,661	1,153,108	1,059,507	44,553	138,154
Mortgage	7,890,680	7,924,441	7,183,532	(33,761)	707,148
Auto	3,132,228	3,045,453	2,917,522	86,775	214,706
Consumer	2,624,109	2,705,692	3,080,364	(81,583)	(456,255)

Total loans held-in-portfolio	$29,385,196	$29,392,510	$27,406,873	$(7,314)	$1,978,323

Loans held-for-sale:
Commercial	$2,738	$4,070	$—	$(1,332)	$2,738
Mortgage	96,717	98,690	59,203	(1,973)	37,514

Total loans held-for-sale	$99,455	$102,760	$59,203	$(3,305)	$40,252

Total loans	$29,484,651	$29,495,270	$27,466,076	$(10,619)	$2,018,575

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

Deposits - Ending Balances

				Variance
(In thousands)	31-Dec-20	30-Sep-20	31-Dec-19	Q4 2020 vs. Q3 2020	Q4 2020 vs.Q4 2019
Demand deposits [1]	$22,532,729	$22,929,040	$16,566,145	$(396,311)	$5,966,584
Savings, NOW and money market deposits (non-brokered)	26,390,565	24,696,244	19,169,899	1,694,321	7,220,666
Savings, NOW and money market deposits (brokered)	635,198	551,770	347,765	83,428	287,433
Time deposits (non-brokered)	7,130,749	7,664,361	7,546,621	(533,612)	(415,872)
Time deposits (brokered CDs)	177,099	180,568	128,176	(3,469)	48,923

Total deposits	$56,866,340	$56,021,983	$43,758,606	$844,357	$13,107,734

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table H - Loan Delinquency - Puerto Rico Operations

(Unaudited)

31-Dec-20
Puerto Rico
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$796	$—	$505	$1,301	$150,979	$152,280	$505	$—
Commercial real estate:
Non-owner occupied	2,189	3,503	77,137	82,829	1,924,504	2,007,333	77,137	—
Owner occupied	8,270	1,218	92,001	101,489	1,497,406	1,598,895	92,001	—
Commercial and industrial	10,223	775	35,012	46,010	4,183,098	4,229,108	34,449	563
Construction	—	—	21,497	21,497	135,609	157,106	21,497	—
Mortgage	195,602	87,726	1,428,824	1,712,152	5,057,991	6,770,143	414,343	1,014,481
Leasing	9,141	1,427	3,441	14,009	1,183,652	1,197,661	3,441	—
Consumer:
Credit cards	6,550	4,619	12,798	23,967	895,968	919,935	—	12,798
Home equity lines of credit	184	—	48	232	3,947	4,179	—	48
Personal	11,255	8,097	26,387	45,739	1,232,008	1,277,747	26,387	—
Auto	53,186	12,696	15,736	81,618	3,050,610	3,132,228	15,736	—
Other	304	483	15,052	15,839	110,826	126,665	14,881	171

Total	$297,700	$120,544	$1,728,438	$2,146,682	$19,426,598	$21,573,280	$700,377	$1,028,061

30-Sep-20
Puerto Rico
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,480	$129	$1,400	$5,009	$139,169	$144,178	$1,400	$—
Commercial real estate:
Non-owner occupied	19,523	2,014	98,811	120,348	1,950,794	2,071,142	98,811	—
Owner occupied	10,187	4,223	97,453	111,863	1,458,412	1,570,275	97,453	—
Commercial and industrial	6,809	6,376	45,013	58,198	4,233,554	4,291,752	44,320	693
Construction	4,895	—	21,514	26,409	169,656	196,065	21,514	—
Mortgage	336,824	59,386	1,567,504	1,963,714	4,863,266	6,826,980	370,060	1,197,444
Leasing	8,254	2,450	3,217	13,921	1,139,187	1,153,108	3,217	—
Consumer:
Credit cards	6,125	6,305	14,505	26,935	904,604	931,539	—	14,505
Home equity lines of credit	181	—	58	239	4,075	4,314	—	58
Personal	13,166	7,569	29,343	50,078	1,255,707	1,305,785	29,343	—
Auto	39,887	10,377	13,454	63,718	2,981,735	3,045,453	13,454	—
Other	190	1,224	14,348	15,762	108,290	124,052	14,104	244

Total	$449,521	$100,053	$1,906,620	$2,456,194	$19,208,449	$21,664,643	$693,676	$1,212,944

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(2,684)	$(129)	$(895)	$(3,708)	$11,810	$8,102	$(895)	$—
Commercial real estate:
Non-owner occupied	(17,334)	1,489	(21,674)	(37,519)	(26,290)	(63,809)	(21,674)	—
Owner occupied	(1,917)	(3,005)	(5,452)	(10,374)	38,994	28,620	(5,452)	—
Commercial and industrial	3,414	(5,601)	(10,001)	(12,188)	(50,456)	(62,644)	(9,871)	(130)
Construction	(4,895)	—	(17)	(4,912)	(34,047)	(38,959)	(17)	—
Mortgage	(141,222)	28,340	(138,680)	(251,562)	194,725	(56,837)	44,283	(182,963)[1]
Leasing	887	(1,023)	224	88	44,465	44,553	224	—
Consumer:
Credit cards	425	(1,686)	(1,707)	(2,968)	(8,636)	(11,604)	—	(1,707)
Home equity lines of credit	3	—	(10)	(7)	(128)	(135)	—	(10)
Personal	(1,911)	528	(2,956)	(4,339)	(23,699)	(28,038)	(2,956)	—
Auto	13,299	2,319	2,282	17,900	68,875	86,775	2,282	—
Other	114	(741)	704	77	2,536	2,613	777	(73)

Total	$(151,821)	$20,491	$(178,182)	$(309,512)	$218,149	$(91,363)	$6,701	$(184,883)

[1]  It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These include $57 million (September 30, 2020- $161 million) in loans rebooked under the GNMA program, in which issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due.

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table I - Loan Delinquency - Popular U.S. Operations

(Unaudited)

December 31, 2020
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$5,273	$—	$1,894	$7,167	$1,736,544	$1,743,711	$1,894	$—
Commercial real estate:
Non-owner occupied	924	3,640	669	5,233	1,988,577	1,993,810	669	—
Owner occupied	191	650	334	1,175	343,205	344,380	334	—
Commercial and industrial	1,112	65	1,580	2,757	1,534,006	1,536,763	1,580	—
Construction	21,312	—	7,560	28,872	732,787	761,659	7,560	—
Mortgage	33,422	15,464	14,864	63,750	1,056,787	1,120,537	14,864	—
Legacy	5	7	1,511	1,523	13,950	15,473	1,511	—
Consumer:
Credit cards	—	—	3	3	28	31	—	3
Home equity lines of credit	236	342	7,491	8,069	86,502	94,571	7,491	—
Personal	1,486	1,342	1,474	4,302	194,936	199,238	1,474	—
Other	—	—	20	20	1,723	1,743	20	—

Total	$63,961	$21,510	$37,400	$122,871	$7,689,045	$7,811,916	$37,397	$3

September 30, 2020
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$—	$—	$1,755	$1,755	$1,734,982	$1,736,737	$1,755	$—
Commercial real estate:
Non-owner occupied	—	—	396	396	1,938,617	1,939,013	396	—
Owner occupied	653	—	342	995	360,131	361,126	342	—
Commercial and industrial	552	50	3,901	4,503	1,492,648	1,497,151	3,901	—
Construction	—	—	9,069	9,069	731,140	740,209	9,069	—
Mortgage	2,467	6,433	14,484	23,384	1,074,077	1,097,461	14,484	—
Legacy	41	16	1,360	1,417	14,751	16,168	1,360	—
Consumer:
Credit cards	—	3	3	6	25	31	—	3
Home equity lines of credit	1,257	351	7,586	9,194	95,715	104,909	7,586	—
Personal	1,641	1,597	1,770	5,008	228,754	233,762	1,770	—
Other	22	2	29	53	1,247	1,300	29	—

Total	$6,633	$8,452	$40,695	$55,780	$7,672,087	$7,727,867	$40,692	$3

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$5,273	$—	$139	$5,412	$1,562	$6,974	$139	$—
Commercial real estate:
Non-owner occupied	924	3,640	273	4,837	49,960	54,797	273	—
Owner occupied	(462)	650	(8)	180	(16,926)	(16,746)	(8)	—
Commercial and industrial	560	15	(2,321)	(1,746)	41,358	39,612	(2,321)	—
Construction	21,312	—	(1,509)	19,803	1,647	21,450	(1,509)	—
Mortgage	30,955	9,031	380	40,366	(17,290)	23,076	380	—
Legacy	(36)	(9)	151	106	(801)	(695)	151	—
Consumer:
Credit cards	—	(3)	—	(3)	3	—	—	—
Home equity lines of credit	(1,021)	(9)	(95)	(1,125)	(9,213)	(10,338)	(95)	—
Personal	(155)	(255)	(296)	(706)	(33,818)	(34,524)	(296)	—
Other	(22)	(2)	(9)	(33)	476	443	(9)	—

Total	$57,328	$13,058	$(3,295)	$67,091	$16,958	$84,049	$(3,295)	$—

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table J - Loan Delinquency - Consolidated

(Unaudited)

			31-Dec-20
			Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$6,069	$—	$2,399	$8,468	$1,887,523	$1,895,991	$2,399	$—
Commercial real estate:
Non-owner occupied	3,113	7,143	77,806	88,062	3,913,081	4,001,143	77,806	—
Owner occupied	8,461	1,868	92,335	102,664	1,840,611	1,943,275	92,335	—
Commercial and industrial	11,335	840	36,592	48,767	5,717,104	5,765,871	36,029	563
Construction	21,312	—	29,057	50,369	868,396	918,765	29,057	—
Mortgage	229,024	103,190	1,443,688	1,775,902	6,114,778	7,890,680	429,207	1,014,481
Leasing	9,141	1,427	3,441	14,009	1,183,652	1,197,661	3,441	—
Legacy	5	7	1,511	1,523	13,950	15,473	1,511	—
Consumer:
Credit cards	6,550	4,619	12,801	23,970	895,996	919,966	—	12,801
Home equity lines of credit	420	342	7,539	8,301	90,449	98,750	7,491	48
Personal	12,741	9,439	27,861	50,041	1,426,944	1,476,985	27,861	—
Auto	53,186	12,696	15,736	81,618	3,050,610	3,132,228	15,736	—
Other	304	483	15,072	15,859	112,549	128,408	14,901	171

Total	$361,661	$142,054	$1,765,838	$2,269,553	$27,115,643	$29,385,196	$737,774	$1,028,064

			30-Sep-20
			Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,480	$129	$3,155	$6,764	$1,874,151	$1,880,915	$3,155	$—
Commercial real estate:
Non-owner occupied	19,523	2,014	99,207	120,744	3,889,411	4,010,155	99,207	—
Owner occupied	10,840	4,223	97,795	112,858	1,818,543	1,931,401	97,795	—
Commercial and industrial	7,361	6,426	48,914	62,701	5,726,202	5,788,903	48,221	693
Construction	4,895	—	30,583	35,478	900,796	936,274	30,583	—
Mortgage	339,291	65,819	1,581,988	1,987,098	5,937,343	7,924,441	384,544	1,197,444
Leasing	8,254	2,450	3,217	13,921	1,139,187	1,153,108	3,217	—
Legacy	41	16	1,360	1,417	14,751	16,168	1,360	—
Consumer:
Credit cards	6,125	6,308	14,508	26,941	904,629	931,570	—	14,508
Home equity lines of credit	1,438	351	7,644	9,433	99,790	109,223	7,586	58
Personal	14,807	9,166	31,113	55,086	1,484,461	1,539,547	31,113	—
Auto	39,887	10,377	13,454	63,718	2,981,735	3,045,453	13,454	—
Other	212	1,226	14,377	15,815	109,537	125,352	14,133	244

Total	$456,154	$108,505	$1,947,315	$2,511,974	$26,880,536	$29,392,510	$734,368	$1,212,947

		Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$2,589	$(129)	$(756)	$1,704	$13,372	$15,076	$(756)	$—
Commercial real estate:
Non-owner occupied	(16,410)	5,129	(21,401)	(32,682)	23,670	(9,012)	(21,401)	—
Owner occupied	(2,379)	(2,355)	(5,460)	(10,194)	22,068	11,874	(5,460)	—
Commercial and industrial	3,974	(5,586)	(12,322)	(13,934)	(9,098)	(23,032)	(12,192)	(130)
Construction	16,417	—	(1,526)	14,891	(32,400)	(17,509)	(1,526)	—
Mortgage	(110,267)	37,371	(138,300)	(211,196)	177,435	(33,761)	44,663	(182,963)[1]
Leasing	887	(1,023)	224	88	44,465	44,553	224	—
Legacy	(36)	(9)	151	106	(801)	(695)	151	—
Consumer:
Credit cards	425	(1,689)	(1,707)	(2,971)	(8,633)	(11,604)	—	(1,707)
Home equity lines of credit	(1,018)	(9)	(105)	(1,132)	(9,341)	(10,473)	(95)	(10)
Personal	(2,066)	273	(3,252)	(5,045)	(57,517)	(62,562)	(3,252)	—
Auto	13,299	2,319	2,282	17,900	68,875	86,775	2,282	—
Other	92	(743)	695	44	3,012	3,056	768	(73)

Total	$(94,493)	$33,549	$(181,477)	$(242,421)	$235,107	$(7,314)	$3,406	$(184,883)

[1]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These include $57 million (September 30, 2020- $161 million) in loans rebooked under the GNMA program, in which issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due.

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table K - Non-Performing Assets

(Unaudited)

							Variance
(Dollars in thousands)	31-Dec-20	As a % of loans HIP by category	30-Sep-20	As a % of loans HIP by category	31-Dec-19	As a % of loans HIP by category	Q4 2020 vs. Q3 2020	Q4 2020 vs. Q4 2019
Non-accrual loans:
Commercial [1]	$208,569	1.5%	$248,378	1.8%	$150,760	1.2%	$(39,809)	$57,809
Construction	29,057	3.2	30,583	3.3	145	—	(1,526)	28,912
Legacy [2]	1,511	9.8	1,360	8.4	1,999	9.0	151	(488)
Lease financing	3,441	0.3	3,217	0.3	3,657	0.3	224	(216)
Mortgage [1]	429,207	5.4	384,544	4.9	294,799	4.1	44,663	134,408
Auto	15,736	0.5	13,454	0.4	31,148	1.1	2,282	(15,412)
Consumer [1]	50,253	1.9	52,832	2.0	45,333	1.5	(2,579)	4,920

Total non-performing loans held-in-portfolio	737,774	2.5%	734,368	2.5%	527,841	1.9%	3,406	209,933
Non-performing loans held-for-sale [3]	2,738		4,070		—		(1,332)	2,738
Other real estate owned (“OREO”)	83,146		100,592		122,072		(17,446)	(38,926)

Total non-performing assets	$823,658		$839,030		$649,913		$(15,372)	$173,745

Accruing loans past due 90 days or more [4] [5]	$1,028,064		$1,212,947		$460,133		$(184,883)	$567,931

Ratios:
Non-performing assets to total assets	1.25%		1.27%		1.25%
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.51		2.50		1.93
Allowance for credit losses to loans held-in-portfolio	3.05		3.15		1.74
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	121.48		126.07		90.50

[1]

The increase in non-accrual loans during 2020 includes the initial impact of $278 million related to the adoption of CECL on the portfolio of previously purchased credit deteriorated loans. This included mortgage loans for $133 million, commercial loans for $131 million and $14 million in consumer loans.

[2]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

[3]	There were $3 million in non-performing commercial loans held-for-sale as of December 31, 2020, $4 million for the quarter ended September 30, 2020 and none for the quarter ended December 31, 2019.
[4]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $57 million at December 31, 2020 related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (September 30, 2020 - $161 million; December 31, 2019 - $103 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. While the borrowers for our serviced GNMA portfolio benefited from the moratorium, the delinquency status of these loans continued to be reported to GNMA without considering the moratorium. Additionally, these balances include $329 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of December 31, 2020 (September 30, 2020 - $318 million; December 31, 2019 - $213 million). Furthermore, the Corporation has approximately $60 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (September 30, 2020 - $60 million; December 31, 2019 - $65 million).

[5]

The carrying value of loans accounted for under ASC Subtopic 310-30 that are contractually 90 days or more past due was $153 million at December 31, 2019. This amount is excluded from the above table as the loans’ accretable yield interest recognition is independent from the underlying contractual loan delinquency status.

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table L - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:

	Quarter ended			Quarter ended
	31-Dec-20			30-Sep-20
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$241,984	$6,394	$248,378	$253,890	$7,238	$261,128
Plus:
New non-performing loans	11,443	467	11,910	20,250	12,877	33,127
Advances on existing non-performing loans	—	33	33	—	—	—
Less:
Non-performing loans transferred to OREO	(63)	—	(63)	(39)	—	(39)
Non-performing loans charged-off	(19,207)	(272)	(19,479)	(1,000)	(452)	(1,452)
Loans returned to accrual status / loan collections	(30,065)	(2,145)	(32,210)	(31,117)	(13,269)	(44,386)

Ending balance NPLs	$204,092	$4,477	$208,569	$241,984	$6,394	$248,378

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-20			30-Sep-20
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$21,514	$9,069	$30,583	$—	$—	$—
Plus:
New non-performing loans	—	—	—	21,514	9,069	30,583
Less:
Non-performing loans charged-off	—	(1,509)	(1,509)	—	—	—
Loans returned to accrual status / loan collections	(17)	—	(17)	—	—	—

Ending balance NPLs	$21,497	$7,560	$29,057	$21,514	$9,069	$30,583

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-20			30-Sep-20
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$370,060	$14,484	$384,544	$397,262	$14,144	$411,406
Plus:
New non-performing loans	90,399	11,183	101,582	41,513	6,897	48,410
Advances on existing non-performing loans	—	81	81	—	48	48
Less:
Non-performing loans transferred to OREO	(730)	—	(730)	(492)	—	(492)
Non-performing loans charged-off	(4,588)	(31)	(4,619)	(3,738)	(11)	(3,749)
Loans returned to accrual status / loan collections	(40,798)	(10,853)	(51,651)	(64,485)	(6,594)	(71,079)

Ending balance NPLs	$414,343	$14,864	$429,207	$370,060	$14,484	$384,544

Total non-performing loans held-in-portfolio (excluding consumer):
	Quarter ended			Quarter ended
	31-Dec-20			30-Sep-20
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$633,558	$31,307	$664,865	$651,152	$23,383	$674,535
Plus:
New non-performing loans	101,842	11,650	113,492	83,277	28,843	112,120
Advances on existing non-performing loans	—	411	411	—	106	106
Less:
Non-performing loans transferred to OREO	(793)	—	(793)	(531)	—	(531)
Non-performing loans charged-off	(23,795)	(1,812)	(25,607)	(4,738)	(463)	(5,201)
Loans returned to accrual status / loan collections	(70,880)	(13,144)	(84,024)	(95,602)	(20,562)	(116,164)

Ending balance NPLs [1]	$639,932	$28,412	$668,344	$633,558	$31,307	$664,865

[1]	Includes $1.5 million of NPLs related to the legacy portfolio as of December 31, 2020 (September 30, 2020 - $1.4 million).

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table M - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarter ended	Quarter ended	Quarter ended
	31-Dec-20	30-Sep-20	31-Dec-19
(Dollars in thousands)	Total	Total	Total
Balance at beginning of period - loans held-in-portfolio	$925,850	$918,434	$512,365
Provision for credit losses	10,785	19,452	47,224
Initial allowance for credit losses - PCD Loans	1,693	4,823	—

	938,328	942,709	559,589

Net loans charged-off:
BPPR
Commercial	17,171	(1,959)	7,301
Construction	(584)	(156)	(48)
Lease financing	996	(329)	2,768
Mortgage	4,579	1,964	8,770
Consumer	19,055	14,249	40,171

Total BPPR	41,217	13,769	58,962

Popular U.S.
Commercial	(1,706)	360	19,150
Construction	444	—	—
Legacy [1]	(33)	(51)	(110)
Mortgage	15	(5)	(6)
Consumer	2,141	2,786	3,885

Total Popular U.S.	861	3,090	22,919

Total loans charged-off - Popular, Inc.	42,078	16,859	81,881

Balance at end of period - loans held-in-portfolio	$896,250	$925,850	$477,708

Balance at beginning of period - unfunded commitments	$13,295	$6,717	$8,310
Provision for credit losses	2,556	6,578	407

Balance at end of period - unfunded commitments [2]	$15,851	$13,295	$8,717

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.58%	0.24%	1.21%
Provision for credit losses - loan portfolios to net charge-offs	25.63%	115.38%	57.67%
BPPR
Annualized net charge-offs to average loans held-in-portfolio	0.77%	0.26%	1.18%
Provision for credit losses - loan portfolios to net charge-offs	60.06%	55.79%	69.27%
Popular U.S.
Annualized net charge-offs to average loans held-in-portfolio	0.04%	0.16%	1.29%
Provision for credit losses - loan portfolios to net charge-offs	(1,622.65)%	380.91%	27.84%

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

[2]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

	Year ended	Year ended
(Dollars in thousands)	31-Dec-20	31-Dec-19
	Total	Total
Balance at beginning of period - loans held-in-portfolio	$477,708	$569,348
Impact of adopting CECL	$315,107	—
Provision for credit losses	282,336	165,779
Initial allowance for credit losses - PCD Loans	7,512	—

	1,082,663	735,127

Net loans charged-off:
BPPR
Commercial	16,889	34,711
Construction	(954)	(3,105)
Lease financing	7,364	9,337
Mortgage	19,635	41,355
Consumer	133,712	127,960

Total BPPR	176,646	210,258

Popular U.S.
Commercial	(2,143)	31,408
Construction	289	2,207
Legacy [1]	(72)	(1,399)
Mortgage	(10)	435
Consumer	11,703	14,510

Total Popular U.S.	9,767	47,161

Total loans charged-off - Popular, Inc.	186,413	257,419

Balance at end of period - loans held-in-portfolio	$896,250	$477,708

Balance at beginning of period - unfunded commitments	$8,717	$8,216
Impact of adopting CECL	(5,460)	—
Provision for credit losses	12,594	501

Balance at end of period - unfunded commitments [2]	$15,851	$8,717

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.66%	0.96%
Provision for credit losses - loan portfolios to net charge-offs	151.46%	64.40%
BPPR
Annualized net charge-offs to average loans held-in-portfolio	0.85%	1.06%
Provision for credit losses - loan portfolios to net charge-offs	116.54%	64.56%
Popular U.S.
Annualized net charge-offs to average loans held-in-portfolio	0.13%	0.68%
Provision for credit losses - loan portfolios to net charge-offs	782.95%	63.67%

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

[2]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table N - Allowance for Credit Losses “ACL”- Loan Portfolios - CONSOLIDATED

(Unaudited)

31-Dec-20
(Dollars in thousands)	Commercial	Construction	Legacy [1]	Mortgage	Lease financing	Consumer	Total
Total ACL	$332,269	$13,955	$1,393	$215,716	$16,863	$316,054	$896,250
Total loans held-in-portfolio	$13,606,280	$918,765	$15,473	$7,890,680	$1,197,661	$5,756,337	$29,385,196

ACL to loans held-in-portfolio	2.44%	1.52%	9.00%	2.73%	1.41%	5.49%	3.05%

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. reportable segment.

30-Sep-20
(Dollars in thousands)	Commercial	Construction	Legacy [1]	Mortgage	Lease financing	Consumer	Total
Total ACL	$330,276	$12,334	$1,905	$225,338	$15,168	$340,829	$925,850
Total loans held-in-portfolio	$13,611,374	$936,274	$16,168	$7,924,441	$1,153,108	$5,751,145	$29,392,510

ACL to loans held-in-portfolio	2.43%	1.32%	11.78%	2.84%	1.32%	5.93%	3.15%

[1]   The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. reportable segment.

Variance
(Dollars in thousands)	Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Total ACL	$1,993	$1,621	$(512)	$(9,622)	$1,695	$(24,775)	$(29,600)
Total loans held-in-portfolio	$(5,094)	$(17,509)	$(695)	$(33,761)	$44,553	$5,192	$(7,314)

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - PUERTO RICO OPERATIONS

(Unaudited)

31-Dec-20
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
ACL	$225,323	$4,871	$195,557	$16,863	$297,136	$739,750
Loans held-in-portfolio	$7,987,616	$157,106	$6,770,143	$1,197,661	$5,460,754	$21,573,280

ACL to loans held-in-portfolio	2.82%	3.10%	2.89%	1.41%	5.44%	3.43%

30-Sep-20
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
ACL	$218,448	$4,868	$203,658	$15,168	$312,376	$754,518
Loans held-in-portfolio	$8,077,347	$196,065	$6,826,980	$1,153,108	$5,411,143	$21,664,643

ACL to loans held-in-portfolio	2.70%	2.48%	2.98%	1.32%	5.77%	3.48%

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
ACL	$6,875	$3	$(8,101)	$1,695	$(15,240)	$(14,768)
Loans held-in-portfolio	$(89,731)	$(38,959)	$(56,837)	$44,553	$49,611	$(91,363)

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. OPERATIONS

(Unaudited)

31-Dec-20
Popular U.S.
(In thousands)	Commercial	Construction	Legacy [1]	Mortgage	Consumer	Total
ACL	$106,946	$9,084	$1,393	$20,159	$18,918	$156,500
Loans held-in-portfolio	$5,618,664	$761,659	$15,473	$1,120,537	$295,583	$7,811,916

ACL to loans held-in-portfolio	1.90%	1.19%	9.00%	1.80%	6.40%	2.00%

[1]   The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. reportable segment.

30-Sep-20
Popular U.S.
(In thousands)	Commercial	Construction	Legacy [1]	Mortgage	Consumer	Total
ACL	$111,828	$7,466	$1,905	$21,680	$28,453	$171,332
Loans held-in-portfolio	$5,534,027	$740,209	$16,168	$1,097,461	$340,002	$7,727,867

ACL to loans held-in-portfolio	2.02%	1.01%	11.78%	1.98%	8.37%	2.22%

[1]   The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. reportable segment.

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
ACL	$(4,882)	$1,618	$(512)	$(1,521)	$(9,535)	$(14,832)
Loans held-in-portfolio	$84,637	$21,450	$(695)	$23,076	$(44,419)	$84,049

Popular, Inc.

Financial Supplement to Fourth Quarter 2020 Earnings Release

Table Q - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	31-Dec-20	30-Sep-20	31-Dec-19
Total stockholders’ equity	$6,028,687	$5,912,085	$6,016,779
Less: Preferred stock	(22,143)	(22,143)	(50,160)
Less: Goodwill	(671,122)	(671,122)	(671,122)
Less: Other intangibles	(22,466)	(23,518)	(28,780)

Total tangible common equity	$5,312,956	$5,195,302	$5,266,717

Total assets	$65,926,000	$65,910,369	$52,115,324
Less: Goodwill	(671,122)	(671,122)	(671,122)
Less: Other intangibles	(22,466)	(23,518)	(28,780)

Total tangible assets	$65,232,412	$65,215,729	$51,415,422

Tangible common equity to tangible assets	8.14%	7.97%	10.24%
Common shares outstanding at end of period	84,244,235	84,219,464	95,589,629
Tangible book value per common share	$63.07	$61.69	$55.10

	Quarterly average
Total stockholders’ equity [1]	$5,540,456	$5,383,126	$5,887,125
Less: Preferred Stock	(22,143)	(22,143)	(50,160)
Less: Goodwill	(671,121)	(671,121)	(671,121)
Less: Other intangibles	(23,166)	(24,161)	(20,674)

Total tangible equity	$4,824,026	$4,665,701	$5,145,170
Return on average tangible common equity	14.50%	14.32%	12.79%

	Year-to-date average
Total stockholders’ equity [1]	$5,419,938		$5,713,517
Less: Preferred Stock	(26,277)		(50,160)
Less: Goodwill	(671,121)		(669,200)
Less: Other intangibles	(25,154)		(23,563)

Total tangible equity	$4,697,386		$4,970,594
Return on average tangible common equity	10.75%		13.43%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

CONTACT:

Popular, Inc.

Investor Relations:

Paul Cardillo, 212-417-6721

Senior Vice President, Investor Relations Officer

or

Media Relations:

Teruca Rullán, 787-281-5170 or 917-679-3596 (mobile)

Senior Vice President, Corporate Communications